As filed with the Securities and Exchange Commission on February 14, 2006.

Registration No. 333-102835

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

THE LACLEDE GROUP, INC.

720 Olive Street

St. Louis, Missouri 63101

(Exact name of Registrant as specified in its charter)

(Address of Principal Executive Offices)

Missouri	74-2976504
(State of Incorporation)	(I.R.S. Employer Identification No.)

The Laclede Group, Inc. Equity Incentive Plan

(Full Title of the Plan)

D. H. Yaeger or M. C. Kullman

720 Olive Street

St. Louis, Missouri 63101

314-342-0500

(Exact name of Registrant as specified in its charter)

(Address of Principal Executive Offices)

(Address, including zip code, and telephone number, including area code, of agent for service)

                This post effective amendment to the registration statement deregisters the 437,000 shares previously registered under this registration statement but not yet issued.

Signatures

The Registrant

Pursuant to the requirements of the Securities Act of 1933, The Laclede Group, Inc., the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Louis, on the 14th day of February, 2006.

The Laclede Group, Inc.
By:	/s/ Barry C. Cooper
Barry C. Cooper Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman, President, CEO and director (Principal Executive Officer)	February 14, 2006
D. H. Yaeger

/s/ B. C. Cooper	Chief Financial Officer (Principal financial and accounting officer)	February 14, 2006
B. C. Cooper

*	Director	February 14, 2006
A. W. Donald

*	Director	February 14, 2006
H. Givens, Jr.

*	Director	February 14, 2006
E. L. Glotzbach

*	Director	February 14, 2006
W. S. Maritz

*	Director	February 14, 2006
W. E. Nasser

*	Director	February 14, 2006
J. P. Stupp, Jr.

*	Director	February 14, 2006
M. A. Van Lokeren
*
BY /s/ Mary C. Kullman
Mary C. Kullman Attorney In Fact

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